UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2024

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HBCP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On July 16, 2024, Home Bancorp, Inc. (the "Company"), the parent holding company for Home Bank, N.A. (the "Bank"), announced the promotions of Mrs. Natalie B. Lemoine and Mr. John J. Zollinger and as Senior Executive Vice Presidents of the Company and Bank.

Mrs. Lemoine, age 48, serves as Senior Executive Vice President and Chief Administrative Officer of the Company and the Bank. Ms. Lemoine served as Executive Vice President and Chief Administrative Officer since September 2022 and prior thereto as Director of Communications since January 2022.. Ms. Lemoine joined Home Bank, N.A. in December 2015 as Director of Marketing.

There are no arrangements or understandings between a director or executive officer of the Company and Mr. Lemoine pursuant to which he was named an executive officer of the Company. No directors or executive officers of the Company or the Bank are related to Mr. Lemoine by blood, marriage or adoption. Mr. Lemoine has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Mr. Lemoine's base annual salary is $210,000 and he participates in all of the Company's employee benefit plans.

Mr Zollinger, age 57, serves as Senior Executive Vice President and Chief Banking Officer of the Company and the Bank. Mr. Zollinger served as Executive Vice President and Chief Banking Officer since November 2022 and prior thereto as Director of Commercial Lending since 2020. Mr. Zollinger joined Home Bank, N.A. in June 20210 as Commercial Relationship Manager.

There are no arrangements or understandings between a director or executive officer of the Company and Mr. Zollinger pursuant to which he was named an executive officer of the Company. No directors or executive officers of the Company or the Bank are related to Mr. Zollinger by blood, marriage or adoption. Mr. Zollinger has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Mr. Zollinger's base annual salary is $271,000 and he participates in all of the Company's employee benefit plans.

A copy of the Company’s press release issued by the Company on July 16, 2024 announcing Mr. Zollinger and Mrs. Lemoine's promotion is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release - dated July 16, 2024
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BANCORP, INC.

Date: July 16, 2024	By:	/s/ John W. Bordelon
John W. Bordelon
Chairman, President and CEO